EXHIBIT 99.1

Duostech

Duos Technologies Announces Retirement of President and CEO Gianni Arcaini

Jacksonville, FL / Accesswire / July 16, 2020 – The Board of Directors of Duos Technologies Group, Inc. (“Duos or the “Company”) (Nasdaq: DUOT), today announced the upcoming retirement of Founder, CEO and President Gianni Arcaini, effective September 1, 2020.

Arcaini, 71, will continue to serve as Chairman of the Board.

The Board of Directors has initiated a search for a new President and CEO to lead the company through its next phase of growth.

“On behalf of the entire Duos team, I want to share our appreciation and gratitude to Gianni for his many years of service to our organization,” said Adrian Goldfarb, speaking on behalf of the board. “Gianni has left an indelible mark on this Company, and, thanks to his leadership, we are well-positioned to build on our long-term growth trajectory. Thankfully, we’ll continue to benefit from his guidance and insight as Chairman for the foreseeable future. Going forward, the board has initiated a formal search process to identify a successor who will capably guide our company into the future.”

Arcaini added: “I had the distinct privilege to build and lead an extraordinarily talented team whose ingenuity and dedication has placed our Company’s disruptive technologies at the top of its class. Our up-listing to Nasdaq in February of this year was a significant milestone achievement very few companies are able to attain, and I’m proud to be leaving the day-to-day operations of the Company in a position of such strength. We are well capitalized, and our core technologies have achieved market adoption, both of which have Duos poised for growth and success in the future. I thank our team members, customers, partners, and most importantly our shareholders for the support and for all they have contributed to make Duos a success.”

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., provides advanced, analytical technology solutions with a strong portfolio of intellectual property. The Company’s core competencies include intelligent technologies that combine machine learning, artificial intelligence and advanced video analytics that are delivered through its proprietary integrated enterprise command and control centraco® platform. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail transportation, retail, petrochemical, government, and banking sectors. Duos Technologies also offers professional and consulting services for large data centers. For more information, visit www.duostech.com.

duostech

Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Tracie Hutchins

Duos Technologies Group, Inc. (Nasdaq: DUOT)
904-652-1601
tlh@duostech.com

Investor Relations

Matt Glover or Tom Colton

Gateway Investor Relations

949-574-3860

DUOT@gatewayIR.com